EXECUTION VERSION

AMENDMENT NO. 1 TO THE
TAX ASSET PROTECTION PLAN
AMENDMENT NO. 1, EFFECTIVE AS OF FEBRUARY 3, 2015, TO THE TAX ASSET PROTECTION PLAN, dated as of January 10, 2014 (this “Amendment”), by and between Ally Financial Inc., a Delaware corporation (the “Company”) and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent,” which term includes any successor Rights Agent thereunder).
WHEREAS, the Company and the Rights Agent are parties to the Tax Asset Protection Plan, dated as of January 10, 2014 (the “Plan”); and
WHEREAS, the Company and the Rights Agent have agreed, upon the terms and conditions specified herein and pursuant to Section 5.5 of the Plan, to amend certain provisions of the Plan as hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.1Definitions. All capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Plan.
Section 2.1Amendments to the Plan.
(a) Section 1.1 of the Purchase Agreement is hereby amended by deleting the definition of “Expiration Time” in its entirety and replacing it with the following:
“Expiration Time” shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) January 8, 2017 and (iv) the time at which the Board of Directors receives, at the Board’s request, a report from the Company’s advisors that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or any applicable state law or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes.
Section 3.1    Effect on the Plan. Except as expressly amended hereby, the Plan is and shall remain in full force and effect. If and to the extent there are any inconsistencies between the Plan and this Amendment, the terms of this Amendment shall control. This Amendment and the Plan contain the entire understanding between the Company and the Rights Agent with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. The terms and provisions of Sections 5.10, 5.11, 5.14, 5.15, 5.16 and 5.17 of the Plan are incorporated herein and shall apply mutatis mutandis to this Amendment.

SC1:3776787.2

IN WITNESS WHEREOF, the Company and the Rights Agent have executed this Amendment as of the date first written above.

ALLY FINANCIAL INC.

By:	/S/ DONNA M. DICICCO
Name: Donna M. DiCicco
Title: Assistant Secretary

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/S/ DENNIS V. MOCCIA
Name: Dennis V. Moccia
Title: Manager, Contract Administration

[Signature Page to Amendment No. 1 to Tax Asset Protection Plan]